[Letterhead of Maynard, Cooper & Gale, P.C.]

Maynard, Cooper & Gale, P.C.

1901 Sixth Ave N, Suite 1700

Birmingham, AL 35203

June 22, 2022

RSE Collection, LLC

c/o RSE Markets, Inc.

250 Lafayette Street

2nd Floor

New York, NY 10012

Re:RSE Collection, LLC – Post-Qualification Amendment No. 21 to the Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to RSE Collection, LLC, a Delaware series limited liability company (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) on the date hereof of the Company’s Post-Qualification Amendment No. 21 (the “Amendment”) to its Offering Statement on Form 1-A, File No. 024-11584 (the “Offering Statement”), under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).  The Offering Statement, as amended by the Amendment, includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and will be attached to the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 14, 2021 (the “Company Operating Agreement”), prior to the issuance thereof.

The Amendment relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of six series of the Company’s Interests (as defined in the Company Operating Agreement) (designated as the “Series Interests” on Schedule A to this opinion letter), as further described in the Amendment.

We assume that the Series Interests will be sold as described in the Offering Statement and the Amendment and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Series Interests (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on August 24, 2016;

2.the Company Operating Agreement;

3.the Certificate of Formation of RSE Collection Manager, LLC, the managing member of the Company (the “Managing Member”), filed with the Secretary of State of the State of Delaware on March 16, 2021;

4.the Limited Liability Company Agreement of the Managing Member, dated as of March 16, 2021 (the “Managing Member Operating Agreement”);

5.the Certificate of Formation of Rally Holdings LLC, the sole member of the Managing Member (“Rally Holdings”), filed with the Secretary of State of the State of Delaware on October 27, 2020;

6.the Limited Liability Company Agreement of Rally Holdings, dated as of November 23, 2020 (the “Rally Holdings Operating Agreement”);

7.the Amended and Restated Certificate of Incorporation of RSE Markets, Inc., the sole member of Rally Holdings (“RSEM”), filed with the Secretary of State of the State of Delaware on April 28, 2016;

8.the Bylaws of RSEM;

9.the Officers’ Certificate of certain officers of RSEM, dated as of June 21, 2022; and

10.resolutions of the Board of Directors of RSEM and of the sole member of the Managing Member, with respect to the Offering.

We have also examined the Offering Statement, form of Subscription Agreement and form of Series Designation filed with the Commission and such other certificates of public officials, such certificates of executive officers of RSEM and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, (vi) that the statements of the Company contained in the Offering Statement, the Amendment and the Officers’ Certificate are true and correct as to all factual matters stated therein, (vii) that the Offering Statement, as amended by the Amendment, will be and remain qualified under the Securities Act, and (viii) that the Company will receive the required consideration for the issuance of such Interests at or prior to the issuance thereof. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Alabama, and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of Alabama and the Delaware Limited Liability Company Act (the “Delaware Act”).

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that, when the Offering Statement, as amended by the Amendment, is qualified under the Securities Act and when the Series Interests are issued and sold in accordance with the terms set forth in the Company Operating Agreement, the applicable Series Designation and the applicable Subscription Agreement and the Company has received payment therefor in the manner contemplated in the Offering Statement, (a) the Series Interests will be legally issued under the Delaware Act and (b) purchasers of the Series Interests (i) will have no obligation under the Delaware Act to make payments to the Company (other than their purchase price for the Series Interests and except for their obligation that may arise in the future to repay any funds wrongfully distributed to them as provided under the Delaware Act), or contributions to the Company, solely by reason of their ownership of the Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Amendment and to the reference to our firm in Item 4 of Part I of the Amendment.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Maynard, Cooper & Gale, P.C.

Maynard, Cooper & Gale, P.C.

SCHEDULE A

Series of RSE Collection

Series	Underlying Asset	Maximum Interests
#GBOYCOLOR	1998 Factory Sealed Nintendo Game Boy Color graded VGA 85	1,625
#R2D2	1977 Star Wars Dark Blue Dome R2-D2 Action Figure graded CAS 85	2,000
#VADER	1977 Star Wars Unpunched Darth Vader Action Figure graded CAS 85	1,500
#1857COIN	1857-S $20 Coin Salvaged from the SS Central America graded PCGS MS66	5,000
#ELON1	Elon Musk Signed Dollar Bill authenticated by PSA	3,750
#WARHOL2	1969 Oyster Stew Campbell’s Soup II Signed and Stamp-Numbered Andy Warhol Print	6,500